NEWS RELEASE
November 1, 2012                                                                               Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                  (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended September 30, 2012.  Giving effect to the consolidation of TV One, net revenue was approximately $110.0 million, an increase of 5.4% from the same period in 2011.  Also giving effect to the consolidation of TV One, station operating income1 was approximately $40.9 million, an increase of 14.2% from the same period in 2011. The Company reported operating income of approximately $21.5 million compared to operating income of approximately $13.1 million for the same period in 2011. Net loss was approximately $13.1 million or $0.26 per share compared to net loss of $9.9 million or $0.20 per share, for the same period in 2011.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “Our core radio revenues continue to outperform the markets in which we operate, in Q3 by 500Bps. Political revenue was just over $2 million in the quarter, the highest level in Q3 in company history, and ramped-up strongly in October, helping to push our fourth quarter radio pacings to approximately +13%. TV One revenues grew by 12.5% and EBITDA by 32.1%. A solid upfront cycle saw both volume and CPM's grow by mid-single digits. During the third quarter we successfully launched two strong new TV series: R&B Divas and the Rickey Smiley Show; cross promotion across the radio and digital platform helped both shows perform strongly, debuting with household ratings of 1.09HH and 1.29HH, respectively. I believe we can build on that success to grow our cash flows in Q4 and 2013.”

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PAGE 2 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
STATEMENT OF OPERATIONS	(unaudited)		(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$109,952	$104,445	$318,910	$266,516
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	32,454	32,742	96,577	82,291
Selling, general and administrative, excluding stock-based compensation	36,630	35,878	106,992	95,803
Corporate selling, general and administrative, excluding stock-based compensation	9,613	10,442	29,003	25,214
Stock-based compensation	37	759	127	2,895
Depreciation and amortization	9,685	11,504	29,112	25,825
Impairment of long-lived assets	-	-	313	-
Total operating expenses	88,419	91,325	262,124	232,028
Operating income	21,533	13,120	56,786	34,488
INTEREST INCOME	108	103	155	120
INTEREST EXPENSE	22,179	22,973	68,854	65,222
GAIN ON INVESTMENT IN AFFILIATED COMPANY	-	-	-	146,879
LOSS ON RETIREMENT OF DEBT	-	-	-	7,743
EQUITY IN INCOME OF AFFILIATED COMPANY	-	-	-	3,287
OTHER EXPENSE (INCOME), net	681	(19)	1,284	3
(Loss) income before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and income (loss) from discontinued operations	(1,219)	(9,731)	(13,197)	111,806
PROVISION FOR (BENEFIT FROM) INCOME TAXES	9,051	(2,325)	25,814	81,905
Net (loss) income from continuing operations	(10,270)	(7,406)	(39,011)	29,901
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	15	11	36	(71)
CONSOLIDATED NET (LOSS) INCOME	(10,255)	(7,395)	(38,975)	29,830
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,809	2,483	10,663	5,403
CONSOLIDATED NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(13,064)	$(9,878)	$(49,638)	$24,427

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
NET (LOSS) INCOME FROM CONTINUING OPERATIONS	$(13,079)	$(9,889)	$(49,674)	$24,498
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	15	11	36	(71)
CONSOLIDATED NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(13,064)	$(9,878)	$(49,638)	$24,427

Weighted average shares outstanding - basic2	50,019,048	50,270,550	50,010,406	51,072,480
Weighted average shares outstanding - diluted3	50,019,048	50,270,550	50,010,406	52,943,536

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PAGE 3 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)
PER SHARE DATA - basic and diluted:

Net (loss) income from continuing operations (basic)	$(0.26)	$(0.20)	$(0.99)	$0.48
Income (loss) from discontinued operations, net of tax (basic)	0.00	0.00	0.00	(0.00)
Consolidated net (loss) income attributable to common stockholders (basic)	$(0.26)	$(0.20)	$(0.99)	$0.48

Net (loss) income from continuing operations (diluted)	$(0.26)	$(0.20)	$(0.99)	$0.46
Income (loss) from discontinued operations, net of tax (diluted)	0.00	0.00	0.00	(0.00)
Consolidated net (loss) income attributable to common stockholders (diluted)	$(0.26)	$(0.20)	$(0.99)	$0.46

SELECTED OTHER DATA
Station operating income 1	$40,868	$35,825	$115,341	$88,422
Station operating income margin (% of net revenue)	37.2%	34.3%	36.2%	33.2%

Station operating income reconciliation:

Consolidated net (loss) income attributable to common stockholders	$(13,064)	$(9,878)	$(49,638)	$24,427
Add back non-station operating income items included in consolidated net (loss) income:
Interest income	(108)	(103)	(155)	(120)
Interest expense	22,179	22,973	68,854	65,222
Provision for (benefit from) income taxes	9,051	(2,325)	25,814	81,905
Corporate selling, general and administrative expenses	9,613	10,442	29,003	25,214
Stock-based compensation	37	759	127	2,895
Gain on investment in affiliated company	-	-	-	(146,879)
Loss on retirement of debt	-	-	-	7,743
Equity in income of affiliated company	-	-	-	(3,287)
Other expense (income), net	681	(19)	1,284	3
Depreciation and amortization	9,685	11,504	29,112	25,825
Noncontrolling interest in income of subsidiaries	2,809	2,483	10,663	5,403
Impairment of long-lived assets	-	-	313	-
(Income) loss from discontinued operations, net of tax	(15)	(11)	(36)	71
Station operating income	$40,868	$35,825	$115,341	$88,422

Adjusted EBITDA4	$31,255	$25,383	$86,338	$63,208

Adjusted EBITDA reconciliation:

Consolidated net (loss) income attributable to common stockholders	$(13,064)	$(9,878)	$(49,638)	$24,427
Interest income	(108)	(103)	(155)	(120)
Interest expense	22,179	22,973	68,854	65,222
Provision for (benefit from) income taxes	9,051	(2,325)	25,814	81,905
Depreciation and amortization	9,685	11,504	29,112	25,825
EBITDA	$27,743	$22,171	$73,987	$197,259
Stock-based compensation	37	759	127	2,895
Gain on investment in affiliated company	-	-	-	(146,879)
Loss on retirement of debt	-	-	-	7,743
Equity in income of affiliated company	-	-	-	(3,287)
Other expense (income), net	681	(19)	1,284	3
Noncontrolling interest in income of subsidiaries	2,809	2,483	10,663	5,403
Impairment of long-lived assets	-	-	313	-
(Income) loss from discontinued operations, net of tax	(15)	(11)	(36)	71
Adjusted EBITDA	$31,255	$25,383	$86,338	$63,208

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PAGE 4 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

	September 30, 2012	December 31, 2011
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$48,660	$35,939
Intangible assets, net	1,213,464	1,244,861
Total assets	1,478,923	1,486,482
Total debt (including current portion)	819,320	808,904
Total liabilities	1,094,422	1,055,541
Total equity	362,921	410,598
Redeemable noncontrolling interest	21,580	20,343
Noncontrolling interest	208,349	205,063

	Current Amount Outstanding	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
Senior bank term debt, net of original issue discount of approximately $5.7 million (subject to variable rates) (a)	$372,539	7.50%
12 1/2%/15% senior subordinated notes (fixed rate)	327,034	12.50%
6 3/8% senior subordinated notes (fixed rate)	747	6.38%
10% Senior Secured TV One Notes due March 2016 (fixed rate)	119,000	10.00%

(a)	Subject to variable Libor plus a spread currently at 7.50% and incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K/A, 10-K, 10-Q/A, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

Net revenue increased to approximately $110.0 million for the quarter ended September 30, 2012, from approximately $104.4 million for the same period in 2011, an increase of 5.4%. We recognized approximately $33.2 million of revenue from our new cable television segment during the three months ended September 30, 2012 compared to approximately $29.5 million for the same period in 2011.  Net revenues from our radio segment, including syndicated programming, increased 5.3% for the quarter ended September 30, 2012 compared to the same period in 2011. Our Baltimore, Cleveland, Columbus, Detroit, Indianapolis, Raleigh and Washington D.C. clusters posted the most significant quarterly growth, while our Houston, Philadelphia and St. Louis markets posted the most significant declines. Reach Media’s net revenues decreased 11.3% in the third quarter 2012 compared to the same period in 2011 primarily due to fewer sponsors of certain events.  Net revenues for our internet business decreased 8.9% for the three months ended September 30, 2012 compared to the same period in 2011.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, decreased to approximately $78.7 million for the quarter ended September 30, 2012, down 0.5% from the approximately $79.1 million incurred for the comparable quarter in 2011.

Stock-based compensation decreased to $37,000 for the quarter ended September 30, 2012, compared to $759,000 for the same period in 2011. Vesting associated with the Company’s long-term incentive plan whereby officers and certain key employees were granted a total of 3,250,000 shares of restricted stock in January of 2010 was fully completed as of December 31, 2011. Stock-based compensation requires measurement of compensation costs for all stock-based awards at fair value on date of grant and recognition of compensation over the service period for awards expected to vest.

Depreciation and amortization expense decreased to approximately $9.7 million compared to approximately $11.5 million for the quarters ended September 30, 2012 and 2011, respectively, a decrease of 15.7%. The decrease was due to the completion of amortization for certain intangible assets and the completion of useful lives for certain assets.

Interest expense decreased to approximately $22.2 million for the quarter ended September 30, 2012 compared to approximately $23.0 million for the same period in 2011. The Company made cash interest payments of approximately $21.0 million for the quarter ended September 30, 2012. Through May 15, 2012, interest on the Company’s 12½%/15% Senior Subordinated Notes (“Senior Subordinated Notes”) was payable at our election partially in cash and partially through the issuance of additional Senior Subordinated Notes (a “PIK Election”) on a quarterly basis.  The PIK Election expired on May 15, 2012 and interest accruing on the Senior Subordinated Notes from and after May 15, 2012 accrues at a rate of 12½% and is payable in cash.

The provision for income taxes for the quarter ended September 30, 2012 was approximately $9.1 million compared to a benefit from income taxes of approximately $2.3 million for the comparable period in 2011. The increase is primarily attributable to the increase in the deferred tax liability related to the indefinite-lived intangible assets as of September 30, 2012.  The benefit for income taxes of approximately $2.3 million for the same period in 2011 was attributable to changes in the estimated annual effective rate based on the increase in the deferred tax liability for indefinite-lived intangibles and expected pre-tax income of the Company due to the impact of the consolidation of TV One. The Company paid $271,000 in taxes for the quarter ended September 30, 2012.

Income from discontinued operations, net of tax, for the quarter ended September 30, 2012 includes the results of operations for our sold radio stations (or stations made the subject of a local marketing agreement). Income from discontinued operations, net of tax, was $15,000 for the quarter ended September 30, 2012, compared to income from discontinued operations, net of tax, of $11,000 for the same period in 2011. The activity for the three months ended September 30, 2012 and 2011 resulted primarily from our remaining station in our Boston market entering into an LMA. The income (loss) from discontinued operations, net of tax, includes no tax provision for either of the three month periods ended September 30, 2012 or 2011.

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PAGE 6 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

The increase in noncontrolling interests in income of subsidiaries was due primarily to greater net income generated by TV One during the three months ended September 30, 2012 compared to the same period in 2011.

Other pertinent financial information includes capital expenditures of approximately $2.8 million and $1.8 million for the quarters ended September 30, 2012 and 2011, respectively.  $677,000 of capital expenditures for the quarter ended September 30, 2012 relates to the Company’s corporate office move to Silver Spring, Maryland and $305,000 relates to the Company’s Philadelphia market office move. The Company received dividends from TV One in the amount of approximately $2.0 million for the quarter ended September 30, 2012. As of September 30, 2012, the Company had total debt (net of cash balances) of approximately $770.7 million. The Company’s cash and cash equivalents by segment are as follows:  Radio and Internet approximately $24.6 million, Reach Media approximately $1.9 million and Cable Television approximately $22.2 million. In addition to cash and cash equivalents, the cable television segment also has short-term investments of $165,000 and long-term investments of approximately $2.4 million.

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PAGE 7 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three and nine months ended September 30, 2012 and 2011 are included.

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PAGE 8 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30, 2012
	(in thousands, unaudited)

						Corporate/
			Reach		Cable	Eliminations/
	Consolidated	Radio One	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$109,952	$61,823	$11,909	$4,452	$33,232	$(1,464)
OPERATING EXPENSES:
Programming and technical	32,454	12,232	5,961	2,104	13,168	(1,011)
Selling, general and administrative	36,630	21,411	3,898	2,784	9,263	(726)
Corporate selling, general and administrative	9,613	-	1,465	-	2,552	5,596
Stock-based compensation	37	20	-	-	-	17
Depreciation and amortization	9,685	1,589	293	795	6,708	300
Impairment of long-lived assets	-	-	-	-	-	-
Total operating expenses	88,419	35,252	11,617	5,683	31,691	4,176
Operating income (loss)	21,533	26,571	292	(1,231)	1,541	(5,640)
INTEREST INCOME	108	-	1	-	34	73
INTEREST EXPENSE	22,179	308	-	-	3,039	18,832
OTHER EXPENSE (INCOME), net	681	5	-	-	604	72
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(1,219)	26,258	293	(1,231)	(2,068)	(24,471)
PROVISION FOR INCOME TAXES	9,051	8,808	243	-	-	-
Net (loss) incomefrom continuing operations	(10,270)	17,450	50	(1,231)	(2,068)	(24,471)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	15	15	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(10,255)	17,465	50	(1,231)	(2,068)	(24,471)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,809	-	-	-	-	2,809
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(13,064)	$17,465	$50	$(1,231)	$(2,068)	$(27,280)

Adjusted EBITDA4	$31,255	$28,180	$585	$(436)	$8,249	$(5,323)

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PAGE 9 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30, 2011
	(in thousands, unaudited)

						Corporate/
			Reach		Cable	Eliminations/
	Consolidated	Radio One	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$104,445	$58,733	$13,427	$4,884	$29,545	$(2,144)
OPERATING EXPENSES:
Programming and technical	32,742	13,659	5,309	2,008	13,684	(1,918)
Selling, general and administrative	35,878	21,325	3,929	3,054	8,239	(669)
Corporate selling, general and administrative	10,442	-	1,252	-	1,380	7,810
Stock-based compensation	759	133	-	24	-	602
Depreciation and amortization	11,504	1,657	988	838	7,779	242
Total operating expenses	91,325	36,774	11,478	5,924	31,082	6,067
Operating income (loss)	13,120	21,959	1,949	(1,040)	(1,537)	(8,211)
INTEREST INCOME	103	-	3	-	100	-
INTEREST EXPENSE	22,973	-	18	-	3,039	19,916
OTHER EXPENSE (INCOME), net	(19)	(19)	-	-	-	-
(Loss) income before (benefit from) provision for income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(9,731)	21,978	1,934	(1,040)	(4,476)	(28,127)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(2,325)	(2,833)	508	-	-	-
Net (loss) income from continuing operations	(7,406)	24,811	1,426	(1,040)	(4,476)	(28,127)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	11	11	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(7,395)	24,822	1,426	(1,040)	(4,476)	(28,127)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,483	-	-	-	-	2,483
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(9,878)	$24,822	$1,426	$(1,040)	$(4,476)	$(30,610)

Adjusted EBITDA4	$25,383	$23,749	$2,937	$(178)	$6,242	$(7,367)

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PAGE 10 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

	Nine Months Ended September 30, 2012
	(in thousands, unaudited)

						Corporate/
			Reach		Cable	Eliminations/
	Consolidated	Radio One	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$318,910	$176,316	$34,008	$14,659	$97,722	$(3,795)
OPERATING EXPENSES:
Programming and technical	96,577	38,321	17,941	6,183	37,269	(3,137)
Selling, general and administrative	106,992	65,695	11,615	9,067	21,954	(1,339)
Corporate selling, general and administrative	29,003	-	5,075	-	6,670	17,258
Stock-based compensation	127	52	-	-	-	75
Depreciation and amortization	29,112	4,817	887	2,432	20,219	757
Impairment of long-lived assets	313	313	-	-	-	-
Total operating expenses	262,124	109,198	35,518	17,682	86,112	13,614
Operating income (loss)	56,786	67,118	(1,510)	(3,023)	11,610	(17,409)
INTEREST INCOME	155	-	5	-	48	102
INTEREST EXPENSE	68,854	807	-	-	9,117	58,930
OTHER EXPENSE (INCOME), net	1,284	(10)	-	-	605	689
(Loss) income before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(13,197)	66,321	(1,505)	(3,023)	1,936	(76,926)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	25,814	26,196	(382)	-	-	-
Net (loss) income from continuing operations	(39,011)	40,125	(1,123)	(3,023)	1,936	(76,926)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	36	36	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(38,975)	40,161	(1,123)	(3,023)	1,936	(76,926)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	10,663	-	-	-	-	10,663
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(49,638)	$40,161	$(1,123)	$(3,023)	$1,936	$(87,589)

Adjusted EBITDA4	$86,338	$72,300	$(623)	$(591)	$31,829	$(16,577)

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PAGE 11 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

	Nine Months Ended September 30, 2011
	(in thousands, unaudited)

						Corporate/
			Reach		Cable	Eliminations/
	Consolidated	Radio One	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$266,516	$167,152	$37,928	$12,705	$54,711	$(5,980)
OPERATING EXPENSES:
Programming and technical	82,291	39,764	15,919	6,692	25,455	(5,539)
Selling, general and administrative	95,803	63,101	12,228	8,209	14,053	(1,788)
Corporate selling, general and administrative	25,214	-	4,598	-	1,297	19,319
Stock-based compensation	2,895	452	-	82	-	2,361
Depreciation and amortization	25,825	5,091	2,961	2,875	14,208	690
Total operating expenses	232,028	108,408	35,706	17,858	55,013	15,043
Operating income (loss)	34,488	58,744	2,222	(5,153)	(302)	(21,023)
INTEREST INCOME	120	-	12	-	105	3
INTEREST EXPENSE	65,222	-	46	-	6,187	58,989
GAIN ON INVESTMENT IN AFFILIATED COMPANY	146,879	-	-	-	-	146,879
LOSS ON RETIREMENT OF DEBT	7,743	-	-	-	-	7,743
EQUITY IN INCOME OF AFFILIATED COMPANY	3,287	-	-	-	-	3,287
OTHER EXPENSE (INCOME), net	3	(6)	-	-	-	9
Income (loss) before provision for income taxes, noncontrolling interest in income of subsidiaries and (loss) income from discontinued operations	111,806	58,750	2,188	(5,153)	(6,384)	62,405
PROVISION FOR INCOME TAXES	81,905	81,319	586	-	-	-
Net income (loss) from continuing operations	29,901	(22,569)	1,602	(5,153)	(6,384)	62,405
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(71)	(72)	-	1	-	-
CONSOLIDATED NET INCOME (LOSS)	29,830	(22,641)	1,602	(5,152)	(6,384)	62,405
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,403	-	-	-	-	5,403
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$24,427	$(22,641)	$1,602	$(5,152)	$(6,384)	$57,002

Adjusted EBITDA4	$63,208	$64,287	$5,183	$(2,196)	$13,906	$(17,972)

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PAGE 12 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

Radio One, Inc. will hold a conference call to discuss its results for third fiscal quarter of 2012. This conference call is scheduled for Thursday, November 1, 2012 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-800-230-1096; international callers may dial direct (+1) 612-332-0342.

A replay of the conference call will be available from 12:00 p.m. EDT November 1, 2012 until 11:59 p.m. EST November 4, 2012. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 268635. Access to live audio and a replay of the conference call will also be available on Radio One's corporate website at http://www.radio-one.com/. The replay will be made available on the website for seven days after the call.

Radio One, Inc. (http://www.radio-one.com/) is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation's largest radio broadcasting companies, currently owning and/or operating 55 broadcast stations located in 16 urban markets in the United States. As a part of its core broadcasting business, Radio One operates syndicated programming including the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, CoCo Brother Live, CoCo Brother's "Spirit" program, Bishop T.D. Jakes' "Empowering Moments", the Reverend Al Sharpton Show, and the Warren Ballentine Show. The Company also owns a controlling interest in Reach Media, Inc. (http://www.blackamericaweb.com/), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner. Beyond its core radio broadcasting business, Radio One owns Interactive One (http://www.interactiveone.com/), an online platform serving the African-American community through social content, news, information, and entertainment, which operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful, Community Connect Inc. (http://www.communityconnect.com/), an online social networking company, which operates a number of branded websites, including BlackPlanet, MiGente, and Asian Avenue. In addition, the Company owns a controlling interest in TV One, LLC (http://www.tvoneonline.com/), a cable/satellite network programming primarily to African-Americans.

Notes:

1           “Station operating income” consists of net loss before depreciation and amortization, corporate expenses, stock-based compensation, equity in income of affiliated company, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, (income) loss from discontinued operations, net of tax, interest income and gain on purchase of affiliated company. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless station operating income is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of station operating income may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (radio broadcasting, Reach Media, internet and cable television). Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to station operating income has been provided in this release.

2           For the three months ended September 30, 2012 and 2011, Radio One had 50,019,048 and 50,270,550 shares of common stock outstanding on a weighted average basis (basic), respectively.  For the nine months ended September 30, 2012 and 2011, Radio One had 50,010,406 and 51,072,480 shares of common stock outstanding on a weighted average basis (basic), respectively.

3           For the three months ended September 30, 2012 and 2011, Radio One had 50,019,048 and 50,270,550 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.  For the nine months ended September 30, 2012 and 2011, Radio One had 50,010,406 and 52,943,536 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.

4           “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in income of subsidiaries, impairment of long-lived assets, stock-based compensation, loss on retirement of debt, loss from discontinued operations, net of tax, less (2) equity in income of affiliated company, other income, interest income, gain on retirement of debt and gain on purchase of affiliated company. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, as well as our equity in (income) loss of our affiliated company, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.